Exhibit (a)(1)(iii)

Notice of Guaranteed Delivery

for

Tender of Shares of Class A Common Stock

(including the Associated Preferred Stock Purchase Rights)

of

CME Group Inc.

Pursuant to the Offer to Purchase Dated August 1, 2007

THE TENDER OFFER, PRORATION PERIOD AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON WEDNESDAY, AUGUST 29, 2007, UNLESS THE TENDER OFFER IS EXTENDED.

This form must be used to accept the Tender Offer (as defined below) if a stockholder’s certificates for shares of CME Group Inc.’s Class A Common Stock, par value $0.01 per share, including the associated preferred stock purchase rights (the “shares”) are not immediately available or if time will not permit the Letter of Transmittal and other required documents to reach the Depositary before the expiration of the Tender Offer. Each term used in this form that is not otherwise defined herein shall have the meaning specified in the Offer to Purchase dated August 1, 2007. This form must be signed by the stockholder and sent to the Depositary by overnight courier, mail or facsimile at the appropriate address or facsimile number set forth below. Tenders using this form may be made only by or through an Eligible Institution as defined in Section 3 of the Offer to Purchase.

The Depositary for the Tender Offer is:

Computershare Trust Company, N.A.

By First Class Mail: Computershare C/O Voluntary Corporate Actions P.O. Box 859208 Braintree, MA 02185-9208	By Facsimile Transmission (for Eligible Institutions Only): (781) 930-4942 For Confirmation Only Telephone: (781) 930-4900	By Registered, Certified or Express Mail or Overnight Courier: Computershare C/O Voluntary Corporate Actions 161 Bay State Drive Braintree, MA 02184

DELIVERY OF THIS INSTRUMENT

OTHER THAN AS SET FORTH ABOVE DOES NOT

CONSTITUTE PROPER DELIVERY.

Ladies and Gentlemen:

The undersigned hereby tenders to CME Group Inc. (the “Company”), upon the terms and subject to the conditions set forth in its Offer to Purchase dated August 1, 2007 and the related Letter of Transmittal (which together with any amendments or supplements thereto collectively constitute the “Tender Offer”), receipt of which are hereby acknowledged, the number of shares, including the associated preferred stock purchase rights, specified below pursuant to the guaranteed delivery procedures set forth in Section 3 of the Offer to Purchase.

(Please Print Except for Signature(s))

Number of Shares to be Tendered: *

* Unless otherwise indicated, it will be assumed that all shares held by the Company for your account are to be tendered.

ODD LOTS
(See Instruction 13 of the Letter of Transmittal)

To be completed only if shares are being tendered by or on behalf of a person owning, beneficially or of record, an aggregate of fewer than 100 shares. The undersigned either (check one box):

☐        is the beneficial or record owner of an aggregate of fewer than 100 shares, all of which are being tendered; or

☐        is a broker, dealer, commercial bank, trust company, or other nominee that (a) is tendering for the beneficial owner(s) shares with respect to which it is the record holder and (b) believes, based upon representations made to it by the beneficial owner(s), that each such person is the beneficial owner of an aggregate of fewer than 100 shares and is tendering all of the shares.

CONDITIONAL TENDER
(See Instruction 12 of the Letter of Transmittal)

A tendering stockholder may condition his or her tender of shares upon the Company purchasing a specified minimum number of the shares tendered, all as described in Section 6 of the Offer to Purchase. Unless at least the minimum number of shares you indicate below is purchased by the Company pursuant to the terms of the Tender Offer, none of the shares tendered by you will be purchased. It is the tendering stockholder’s responsibility to calculate the minimum number of shares that must be purchased if any are purchased, and each stockholder is urged to consult his or her own tax advisor before completing this section. Unless this box has been checked and a minimum specified, your tender will be deemed unconditional:

☐ The minimum number of shares that must be purchased from the undersigned, if any are purchased from undersigned, is: shares.

If, because of proration, the minimum number of shares designated will not be purchased, the Company may accept conditional tenders by random lot, if necessary. However, to be eligible for purchase by random lot, the tendering stockholder must have tendered all of his or her shares and checked this box:

☐ The tendered shares represent all shares held by the undersigned.

Certificate Nos. (if available):

If shares will be tendered by book-entry transfer to The Depository Trust Company, please check box: ☐

DTC Participant Number:

Name(s) of Record Holder(s):

Address:

Daytime Telephone Number, including Area Code:

If the undersigned is the beneficial owner of the shares being tendered, the undersigned hereby represents and warrants that all shares owned by the undersigned as of the date of purchase of shares by the Company pursuant to the Tender Offer and all shares attributed to the undersigned for federal income tax purposes as of such date under Section 318 of the Internal Revenue Code of 1986, as amended, have been or will be tendered pursuant to the Tender Offer.

Dated:                                 , 2007

Individual(s)

Signature(s)

Entity

Name of Firm

Authorized Signature

Name

Title

GUARANTEE

(NOT TO BE USED FOR SIGNATURE GUARANTEE)

The undersigned, a financial institution that is a member in good standing of the Securities Transfer Agents Medallion Program, the New York Stock Exchange Medallion Signature Program of the Stock Exchanges Medallion Program, hereby guarantees (a) that the person(s) named above “own(s)” the shares tendered hereby within the meaning of Rule 14e-4 under the Exchange Act; (b) represents that such tender of shares complies with Rule 14e-4 under the Exchange Act; and (c) to deliver to the Depositary either the certificates representing such shares, in proper form for transfer, or a book-entry confirmation (as defined in the Offer to Purchase) with respect to such shares, in any such case together with a properly completed and duly executed Letter of Transmittal (or a facsimile thereof) with any required signature guarantees, or an Agent’s Message (as defined in the Offer to Purchase) in the case of a book-entry delivery, and any other required documents, within three trading days (as defined in the Offer to Purchase) after the date hereof.

(Please Print Except for Signature)

Name of Firm:

Authorized Signature:

Name:

Title:

Address:

(Include Zip Code)

Telephone Number, including Area Code:

Dated:                        , 2007

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